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                       SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


         Date of Report (Date of earliest event reported): May 23, 2000



                              NATURAL WONDERS, INC.
             (Exact name of Registrant as specified in its charter)



          DELAWARE                  0-20035              77-0141610
(State or other jurisdiction of   (Commission  (IRS Employer Identification No.)
incorporation or organization)    File Number)



                4209 TECHNOLOGY DRIVE, FREMONT, CALIFORNIA 94538
                    (Address of principal executive offices)
                                   (Zip code)


                                  510-252-9600
              (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS

     On May 23, 2000, Natural Wonders, Inc. announced that it has signed a letter of intent with World of Science, Inc. Under the terms of the letter of intent, Natural Wonders will purchase all of the issued and outstanding common stock of World of Science.

     A copy of the press release is attached as Exhibit A.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 8, 2000

                                  NATURAL WONDERS, INC.
                                  (Registrant)



                                  /s/ Peter G. Hanelt

                                  --------------------------------------
                                  Peter G. Hanelt,
                                  Chief Executive Officer, President and
                                  Chief Financial Officer
                                  (Signing on behalf of the registrant and as Principal Accounting and Financial Officer)




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Exhibit A:

FOR IMMEDIATE RELEASE

CONTACTS:  Peter G. Hanelt
           Chief Executive Officer/CFO
           Natural Wonders, Inc.
           (510) 252-6607
           www.naturalwonders.com
           ------------------

                         WORLD OF SCIENCE TO MERGE WITH
                         ------------------------------
                                 NATURAL WONDERS
                                 ---------------

NATURAL WONDERS TO ADD 104 STORES AND OVER $60 MILLION IN REVENUE.

         Fremont, CA - May 23, 2000-- Natural Wonders, Inc. (NASDAQ: NATW), a leading specialty retailer of unique and affordable family gifts inspired by the wonders of science and nature, and World of Science, Inc. (NASDAQ: WOSI), another leading retailer of a variety of traditional and distinctive science and nature products, today announced that they have signed a letter of intent with regard to the purchase by Natural Wonders of all of the issued and outstanding stock of World of Science for $6.25 million, in cash, which equates to approximately $1.32 per share.

         The deal is expected to be completed at the beginning of the third quarter, is subject to World of Science shareholder and regulatory approval and will be accounted for using the purchase accounting method.

         For the fiscal year ended January 29, 2000, Natural Wonders reported $147.1 million in revenues and World of Science reported $61.1 million in revenues. As a result of the merger, Natural Wonders will have a store base of 261 regular stores and 19 seasonal stores. Given the holiday store opening plans for Natural Wonders and World of Science, the combined store count is expected to expand to approximately 300 stores by calendar year end.

         Peter G. Hanelt, CEO of Natural Wonders, Inc., said, "Because both companies are well known for their strength in nature and science retailing, we are thrilled with the substantial merchandising and operating synergies. This partnership is a natural fit and will benefit our customers, employees, and shareholders. This merger will substantially increase our 2000 revenue base, improve our earnings potential and increase our number of stores. Within the important markets


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in the eastern half of the United States, this will approximately double our market presence. Moreover, we will seek to achieve significant operating and administrative synergies as we integrate the businesses."

         World of Science's CEO Fred H. Klaucke said, "As previously announced, our company has been exploring alternatives to maximize shareholder value and we believe that this transaction satisfies that objective. The combination of these two companies will result in a formidable specialty retailer of science and nature products."

         Natural Wonders CEO Hanelt will continue in his role as CEO. World of Science CEO Klaucke will be extensively involved with the integration of the two companies.

About Natural Wonders, Inc.

         Natural Wonders, Inc. is a specialty gift retailer of unique and affordable family gifts inspired by the wonders of science and nature. The Company's merchandise assortment includes telescopes, mineral carvings, globes, home and garden items, ceramics, wind chimes, hats and shirts, books, tapes, cd's, videos, and a variety of interactive toys and games. Natural Wonders' merchandise is moderately priced and appeals to consumers' appreciation of the wonders of the world. Target customers are predominantly well educated, middle income families (adults ages 25 and up and children ages 6 to 12). Natural Wonders' marketing strategy is to create an atmosphere that generates excitement about the world of nature and science. The strategy includes theme presentations, which highlight a related group of products that tell a story about a specific place or activity. Marketing may also involve developing partnerships with non-profit organizations that support environmental and conservation efforts.

About World of Science

         World of Science is a specialty retailer of a variety of traditional and distinctive science and nature products. The Company's merchandising strategy emphasizes both the educational and entertainment values of its products.

         Certain statements in this report, including statements regarding the timing of the merger and its impact on revenue, growth and earnings, the accounting treatment for the merger, first quarter results and new store openings are forward-looking statements within the meaning of the Private

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Securities Litigation Reform Act. Actual results may differ materially from those indicated in such statements due to a number of factors, including the ability to obtain all necessary consents and approvals for the merger; unanticipated operational challenges in connection with combining operations; delays in opening new stores; the ability to retain key personnel; the availability of capital to fund continuing operations of both companies and their affiliates; changes in consumer spending patterns and in demand for popular products; the ability to open and operate new stores on a profitable basis; and prevailing economic conditions. Additional information on factors that may affect the business and financial results of Natural Wonders or World of Science can be found in their filings with the Securities and Exchange Commission.

         Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause the Company's actual results to differ materially from management's current expectations. These factors include the Company's ability to purchase attractive and appropriate merchandise, changes in consumer demands and preferences, competition from other retailers, and uncertainties generally associated with gift retailing. Other risk factors are detailed in the Company's Securities and Exchange Commission filings.

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